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EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           MARKLAND TECHNOLOGIES, INC.

                              STR ACQUISITION CORP.

                            SECURITY TECHNOLOGY, INC.

                       SCIENCE & TECHNOLOGY RESEARCH, INC.

                                       and

                                   GEORGE YANG

                               September __, 2003



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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of September __, 2003 (the "Agreement Date"), among Markland Technologies, Inc., a Florida corporation (the "Parent"), STR Acquisition Corp., a Maryland corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Security Technology, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Controlled Subsidiary"), Science & Technology Research, Inc., a Maryland corporation (the "Company") and George Yang (the "Sole Stockholder").

                                    RECITALS

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of its stockholders (the "Company Stockholders") for the Company to consummate the merger transactions contemplated by this Agreement (the "Merger Transactions"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, immediately following the consummation of the Merger Transactions, Parent will contribute the Surviving Corporation Common Stock (as defined herein) to Controlled Subsidiary;

         WHEREAS, in furtherance of the Merger Transactions, the Board has unanimously approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Maryland (the "MGCL"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Parent has directed the issuance of Parent Common Stock pursuant to this Agreement;

         WHEREAS, Parent, Merger Sub, the Company and the Sole Stockholder desire to make certain representations, warranties, covenants and agreements in connection with the Merger Transactions;

         WHEREAS, Parent, Merger Sub, Surviving Corporation and the Company intend by executing this Agreement to adopt a plan of reorganization within the meaning of Section 368 of the Code and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and the subsequent contribution of the Surviving Corporation's stock to qualify under Section 368(a)(2)(C) of the Code; and

         WHEREAS, certain capitalized terms have the meanings set forth in
Section 1.1 hereof

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         NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

 SECTION 1.1 CERTAIN DEFINITIONS

         (a) The following terms, when used in this Agreement, shall have the respective meanings ascribed to them below:

         "ACTION" means any claim, action, suit, inquiry, hearing, investigation or other proceeding.

         "AFFILIATE" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For purposes of this definition "CONTROL" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by Contract or credit arrangement or otherwise.

         "AGREEMENT" means this Agreement and Plan of Merger, together with all Schedules and Exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

         "AGREEMENT DATE" has the meaning set forth in Section 2.2.

         "ARTICLES OF MERGER" means the articles of merger required to complete the Merger Transactions in a form approved for filing with the Maryland Department of Assessments and Taxation.

         "BENEFIT PLAN" means any Plan established, presently or heretofore maintained, or to which contributions have at any time been made by the Company or any predecessor of the foregoing, under which any employee, former employee or director of the Company or any ERISA Affiliate, or any beneficiary thereof is covered, is eligible for coverage or has benefit rights in respect of service to the Company or any ERISA Affiliate, or with respect to which any potential liability is borne by the Company or any ERISA Affiliate, or any predecessor of the foregoing.

         "BOARD" has the meaning set forth in the recitals hereto.

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         "BUSINESS" means the energy and environmental marketing, technical and program management support, engineering services and support and detection systems design and production business of the Company as currently conducted or proposed to be conducted.

         "BUSINESS DAY" means any day other than Saturday, Sunday or any day on which banks in New York, New York are required or authorized to be closed.

         "CASH" shall have the meaning set forth in Section 3.1(c)(i).

         "CLAIM NOTICE" means written notification pursuant to Section 9.2(a) of a Third Party Claim as to which indemnity under Section 9.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 9.1, together with the amount or, if not then reasonably ascertainable the estimated amount, determined in good faith, of such Third Party Claim.

         "CLOSING" has the meaning set forth in Section 2.2.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

         "COMPANY" has the meaning set forth in the preamble to this Agreement.

         "COMPANY COMMON STOCK" has the meaning set forth in the recitals hereto.

         "COMPANY DOMAIN NAME" has the meaning set forth in Section 4.17(a).

         "COMPANY STOCKHOLDER" has the meaning set forth in the recitals hereto.

         "COMPANY WEBSITES" means (1) Company Domain Names listed in Schedule 4.17(a)(i) hereto and (i) the Content embodied in all World Wide Websites and World Wide Web pages associated with such Company Domain Names.

         "CONFIDENTIALITY AGREEMENT" means any Confidentiality Agreement previously executed in respect to the Merger Transactions between the Company and/or the Sole Stockholder and the Parent and/or any of its Affiliates.

         "CONTENT" means any text images, video, audio (including without limitation, music used in time relation with text, images or video), data, products, services, advertisements, promotions, links, banners, signage, applets, pointers, technology and software.

         "CONSULTING AGREEMENT" means the form of consulting agreement between the Parent and Sole Stockholder, in the form attached to this Agreement as
Exhibit 1.

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         "CONTRACT" means any agreement, Lease, debenture, note, bond, evidence of Indebtedness, mortgage, indenture, security agreement, Option or other contract or commitment (whether written or oral).

         "DISPUTE NOTICE" means a written notice provided by any party against which indemnification is sought under this Agreement to the effect that such party disputes its indemnification obligation under this Agreement.

         "DISPUTE PERIOD" means the period ending thirty (30) calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

         "EMPLOYMENT AGREEMENT" means the form of employment agreement between the Company and Sole Stockholder, in the form attached to this Agreement as
Exhibit 2.

         "ENVIRONMENTAL LAW" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, common law, codes, rules, regulations, judgments, decrees, injunctions or agreements with any governmental or regulatory authority, relating to the protection of health and the environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling or Release of any Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

         "ERISA AFFILIATE" means any Person who is or was a member of a controlled group (within the meaning of section 412(n)(6)(B) of the Code) that includes, or at any time included, the Company or any predecessor of any of the foregoing.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.6.

         "GUARANTY" means the form of guaranty agreement by Parent and Merger Sub (as succeeded in interest by the Surviving Corporation) in favor of the Sole Stockholder substantially in the form attached hereto as Exhibit 3.

         "GOVERNMENTAL ENTITY" means any government or political subdivision thereof, whether foreign or domestic, federal, state, provincial, county, local, municipal or regional, or any other governmental entity, any agency, authority, department, division or instrumentality of any such government, political subdivision or other governmental entity, any court, arbitral tribunal or arbitrator, and any nongovernmental regulating body, to the extent that the rules, regulations or orders of such body have the force of Law.

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         "HAZARDOUS MATERIAL" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes,' "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes" or "contaminants" or words of similar import under any Environmental Law.

         "INDEBTEDNESS" means, as to any Person: (i) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (ii) all obligations of such Person evidenced by notes, bonds, debentures, capitalized leases or similar instruments, (iii) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (iv) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or tender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (vii) all indebtedness of any other Person referred to in clauses (i) through (vi) above, guaranteed, directly or indirectly, by such Person.

         "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of Article IX.

         "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of Article IX.

         "INDEMNITY NOTICE" means written notification pursuant to Section 9.2(b) of a claim for indemnity under Article IX by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

         "INTELLECTUAL PROPERTY" means: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions and all improvements thereto, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, and other source identifiers (whether or not registered) including all common law rights, and registrations and applications for registration thereof, all rights therein

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provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (iii) copyrightable works, copyrights (whether or not registered) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, computer software and mask works, (iv) confidential and proprietary information, trade secrets, know-how whether patentable or nonpatentable and whether or not reduced to practice, processes and techniques, research and development information, industrial and product designs, (v) Software, (vi) coded values, formats, data, historical or current databases, whether or not copyrightable, (vii) data, documentation and other information related to Company Websites, (viii) moral rights, (ix) rights of publicity, (x) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions), and (xi) copies and tangible embodiments thereof.

         "KNOWLEDGE" means the actual or constructive knowledge of any current officer of the entity to which "Knowledge" is applied.

         "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

         "LEASE" means all oral and written leases, subleases and other use and occupancy agreements (and any amendments, renewals, supplements, modifications or extensions thereto), in each case affecting or relating to real property under which the Company is a party or to which any of its respective property is bound.

         "LIABILITY" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), fixed or otherwise, and whether due or to become due.

         "LIEN" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, whether voluntary or involuntary (including any conditional sale Contract, title retention Contract or Contract committing to grant any of the foregoing).

         "LOSS" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including, without limitation, all interest, court costs, fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceeding or of any claim, default or assessment).

         "MATERIAL ADVERSE EFFECT" means any event or events, or any material change in the condition (financial or otherwise), operations, business, prospects, assets or results of operations of the Company taken as a whole, that
(i) has materially interfered or is likely to materially interfere with the ongoing operations of the Business, or (ii) singly or in the aggregate has resulted in, or is reasonably likely to have a material adverse effect on the

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ongoing conduct of the Business; provided, however, that any adverse effect arising out of or resulting from (x) an event or series of events or circumstances affecting the United States economy generally or the economy generally of any other country in which the Business operates or (y) the entering into of this Agreement or the consummation of the transactions contemplated hereby, shall be excluded in determining whether a Material Adverse Effect has occurred.

         "MERGER" has the meaning set forth in the recitals hereto.

         "MERGER SUB" has the meaning set forth in the preamble to this Agreement.

         "MERGER CONSIDERATION" has the meaning set forth in Section 3.1(c).

         "MERGER TRANSACTIONS" has the meaning set forth in the recitals hereto.

         "MGCL" has the meaning set forth in the recitals.

         "NOTE" has the meaning set forth in Section 3.1(c)(ii).

         "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental Entity (in each case whether preliminary or final).

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PARENT COMMON STOCK" means shares of common stock, $0.0001 par value per share, of Parent.

         "PARENT INDEMNIFIED PARTIES" has the meaning set forth in Section
9.1(a).

         "PERMITS" means all permits, licenses, franchises, exceptions, certificates, approvals, consents or other similar authorizations affecting, or relating in any way to, the assets or business of the Company or the Business.

         "PERSON" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, estate, joint venture, unincorporated organization, Governmental Entity or any other entity of any kind.

         "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, sick pay, sick leave, day or dependent care, legal services, cafeteria, life, health, accident, disability, worker's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy, commitment or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual, including, without limitation, any "employee benefit plan" within the meaning of
Section 3(3) of ERISA (whether or not subject thereto).

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         "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the environment.

         "REPRESENTATIVES" means, with respect to any Person, the directors, officers, employees, agents, advisors, counsel, accountants and other authorized representatives of such Person.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be in effect from time to time.

         "SECURITY AGREEMENT" means the form of security agreement by Parent and Merger Sub (as succeeded in interest by the Surviving Corporation) in favor of the Sole Stockholder substantially in the form attached hereto as Exhibit 3.

         "SHARE" means any share of Company Common Stock.

         "SITE" means any real property currently or previously owned, leased or operated by the Company or any predecessor of any of the foregoing, including all soil, subsoil, surface water and groundwater thereat.

         "SOFTWARE" means all computer software, including source code, object code, machine-readable code, program listings, comments, user interfaces, menus, buttons and icons, and all files, data, manuals, design notes and other items and documentation related thereto or associated therewith.

         "STOCKHOLDER APPROVAL" means the required approval and adoption by the Company Stockholders of this Agreement, the Merger Transactions and the waiver (or other relinquishment) of appraisal rights under applicable Laws.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 10% of the stock or other equity interests the holders of which are (i) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (ii) generally entitled to share in the profits or capital of such legal entity.

         "SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

         "SURVIVING CORPORATION COMMON STOCK" has the meaning set forth in
Section 3.1(a).

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         "TAX RETURNS" means all returns and reports (including elections, claims, declarations. disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

         "TAXES" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 9.2(a).

         "THIRD PARTY RIGHTS" has the meaning set forth in Section 4.17(d).

         (b) For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders, (ii) references herein to "Articles," "Sections,' "subsections" and other subdivisions without reference to a document are to designated Articles, Sections, subsections and other subdivisions of this Agreement, (iii) a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions: (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (v) the terms "include," "includes" and including" shall be deemed to be followed by the phrase "without limitation".

                                   ARTICLE II
                                  TRANSACTIONS

         SECTION 2.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the MGCL, on the Agreement Date Merger Sub will merge with and into the Company. The separate existence of the Merger Sub shall cease on the Agreement Date and the Company shall be the surviving corporation pursuant to the Merger and shall continue in existence following the Agreement Date (the "Surviving Corporation").

         SECTION 2.2 THE CLOSING. The closing (the "Closing") of the Merger Transactions shall take place in person at the offices of Perkins, Smith & Cohen, LLP, One Beacon Street, Boston, Massachusetts 02108 or by electronic medium (e-mail and facsimile transfer) commencing at 10:00 a.m. (EDT), on the Agreement Date.

         SECTION 2.3 MERGER SUB'S AND PARENT'S CLOSING DELIVERIES. Merger Sub or Parent, as the case may be, shall deliver to the Company or the Sole Stockholder, as the case may be, at the Closing the following (unless expressly waived in writing by the recipient party):

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         (a) An opinion of Perkins, Smith & Cohen, LLP, counsel to the Parent and Merger Sub satisfactory in form and substance to the Company regarding the Merger Transactions.

         (b) A good standing certificate for Merger Sub and a copy of the certificate of incorporation of Merger Sub, in each case issued by the Secretary of State of the State of Delaware and dated not more than five Business Days prior to the Agreement Date.

         (c) A good standing certificate for the Parent and a copy of the certificate of incorporation of the Parent, in each case issued by the Secretary of State of the State of its incorporation and dated not more than ten Business Days prior to the Agreement Date.

         (d) A certificate of the Secretary or any Assistant Secretary of Merger Sub dated as of the Agreement Date and certifying a copy of the bylaws of Merger Sub.

         (e) A certificate of the Secretary or any Assistant Secretary of the Parent dated as of the Agreement Date and certifying a copy of the bylaws of the Parent.

         (f) Copies of resolutions of the board of directors and stockholders of Merger Sub authorizing and approving this Agreement and the Merger Transactions, certified by the Secretary or any Assistant Secretary of Merger Sub.

         (g) A copy of the resolutions of the board of directors of the Parent authorizing and approving this Agreement and the Merger Transactions, certified by the Secretary or any Assistant Secretary of the Parent.

         (h) The Employment Agreement to the Sole Stockholder.

         (i) The Consulting Agreement to the Sole Stockholder.

         (j) The Guaranty to the Sole Stockholder

         (k) The Security Agreement to the Sole Stockholder.

         (l) The Merger Consideration to the Sole Stockholder as set forth in
Article III.

         (m) Executed Articles of Merger and Certificate of Merger.

         (n) Any other certificates, documents and opinions as the Company or the Sole Stockholder and his counsel shall reasonably require in order to facilitate the consummation of the transactions contemplated by this Agreement.

         SECTION 2.4 THE COMPANY'S AND SOLE STOCKHOLDER'S CLOSING DELIVERIES. The Company or the Sole Stockholder, as the case may be, shall deliver to Merger Sub or the Parent, as the case may be, at the Closing the following (unless expressly waived in writing by the recipient party):

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         (a) A copy of resolutions giving Stockholder approval of this Agreement and the Merger Transactions duly adopted by the requisite number of Company Stockholders and certified as of the Agreement Date by the Secretary or any Assistant Secretary of the Company.

         (b) All necessary consents and approvals. Each such consent, approval or termination (i) shall be in form and substance satisfactory to Merger Sub in its sole discretion, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) shall be in full force and effect.

         (c) The resignations of all directors and officers of the Company dated effective as of the Agreement Date.

         (d) An opinion regarding the Merger Transactions of Hodes, Ulman, Pessin & Katz, P.A., counsel to the Company, satisfactory in form and substance to Merger Sub and the Parent.

         (e) An investment representation letter from the Sole Stockholder in the form attached hereto as Exhibit 4.

         (f) A good standing certificate for the Company and a copy of the certificate of incorporation of the Company, in each case issued by the secretary of state of the relevant jurisdiction of incorporation and dated not more than ten Business Days prior to the Agreement Date.

         (g) A certificate of the Secretary or any Assistant Secretary of the Company, dated as of the Agreement Date, certifying a copy of the bylaws of the Company.

         (h) The Employment Agreement executed by the Sole Stockholder.

         (i) The Consulting Agreement executed by the Sole Stockholder.

         (j) The Security Agreement executed by the Sole Stockholder.

         (k) The Guaranty Agreement accepted and acknowledged by the Sole Stockholder

         (l) Executed Articles of Merger and Certificate of Merger.

         (j) All the outstanding Shares.

         (k) Any other certificates, documents and opinions as Parent, Merger Sub and their counsel shall reasonably require in order to facilitate the consummation of the transactions contemplated by this Agreement.

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         SECTION 2.5 EFFECT OF MERGER. The Merger shall become effective at the time the parties hereto shall cause the Articles of Merger to be filed in accordance with the MGCL. The Articles of Merger shall be filed on the Agreement Date. The Merger shall have the effect set forth in the MGCL. Without limiting the generality of the foregoing, on the Agreement Date, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.6 CERTIFICATE OF INCORPORATION. On the Agreement Date, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company as in effect immediately prior to the Agreement Date.

         SECTION 2.7 BYLAWS. On the Agreement Date, the bylaws of the Surviving Corporation shall be the bylaws of the Company as in effect immediately prior to the Agreement Date.

         SECTION 2.8 DIRECTORS AND OFFICERS. On the Agreement Date, the persons set forth on Schedule 1 attached hereto shall be the directors and officers of the Surviving Corporation, and each such person shall hold office until his respective successor is duly elected or appointed and qualified.

                                   ARTICLE III
                     CONVERSION OF SECURITIES IN THE MERGER

         SECTION 3.1 CONVERSION OF SECURITIES. On the Agreement Date, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

         (a) All of the issued and outstanding shares of the common stock of Merger Sub shall be converted into 100 shares of the common stock of the Surviving Corporation ("Surviving Corporation Common Stock).

         (b) All Shares that are outstanding immediately prior to the Agreement Date shall be converted without any action on the part of the holder thereof into and exchangeable for the Cash, Note and Parent Common Stock (the "Merger Consideration"), which shall equal the following:

                  (i) Nine Hundred Thousand Dollars ($900,000.00) in cash, certified or bank check or wire transfer (the "Cash");

                  (ii) a promissory note, substantially in the form attached hereto as Exhibit 5 (the "Note"), in the principal amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00); and

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                  (iii) that number of Shares of Parent Common Stock having a fair market value of Five Million One Hundred Thousand Dollars ($5,100,000.00) based on the average volume-weighted closing price of the Parent Common Stock on the OTC Bulletin Board for the twenty (20) trading days prior to the day before the Agreement Date (the "Stock Price"). Notwithstanding the foregoing if the average volume-weighted closing price of the Parent Common Stock for the ten
(10) trading days subsequent to the Agreement Date (the "After-Merger Stock Price") is less than the Stock Price, then the number of Shares of Parent Common Stock shall be re-determined using the After-Merger Stock Price, and the incremental Shares of Parent Common Stock that are determined using the After-Merger Stock Price (over the amount determined using the Stock Price) shall be promptly delivered to the Sole Stockholder.

         SECTION 3.2 EXCHANGE OF AND PAYMENT FOR SHARES.

         (a) On the Agreement Date, subject to the provisions of subsection (b) below, Parent shall cause to be distributed to the Sole Stockholder, the Merger Consideration.

         (b) If any of the Cash, the Note or certificates representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Share surrendered in exchange therefor is registered, it shall be a condition of the payment or issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent any transfer or other taxes required by reason of the issuance of a certificate representing shares of Parent Common Stock in any name other than that of the registered holder of the certificate representing Shares surrendered, or otherwise required, or shall establish to the satisfaction of Parent that such tax has been paid or is not payable.

         (c) All rights to receive the Cash, the Note and Parent Common Stock as described above shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Shares.

         (d) In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by a Stockholder claiming such certificate to be lost, stolen or destroyed and, if required by Parent or its stock transfer agent, the posting by such Stockholder of a bond in such amount as Parent or its stock transfer agent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, Parent will issue in exchange for such lost, stolen or destroyed certificate the Parent Common Stock, Cash and Note deliverable pursuant to this Agreement in respect thereof.

         SECTION 3.3 RESTRICTIVE LEGENDS; OTHER RESTRICTIONS. The certificates representing shares of Parent Common Stock to be issued pursuant to this Agreement will bear restrictive legends requiring compliance with the contractual prohibitions on transfer contained in this Agreement or elsewhere and the legal prohibitions imposed by Rule 144 under the Securities Act in connection with any resale of such shares.

         SECTION 3.4 WITHHOLDING RIGHTS. The Surviving Corporation or Parent shall be entitled to deduct and withhold from the aggregate Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as the Parent or Surviving Corporation, is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent (as applicable).

         SECTION 3.5 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration delivered upon the surrender of Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Shares.

         SECTION 3.6 CONTRIBUTION OF SURVIVING CORPORATION COMMON STOCK. On the Agreement Date, immediately following the consummation of the Merger Transactions, Parent shall contribute the Surviving Corporation Common Stock to Controlled Corporation.

         SECTION 3.7 TAKING OF NECESSARY ACTION, FURTHER ACTION. Each of Merger Sub, the Company, Controlled Corporation and the Sole Stockholder will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement and/or any related transaction with respect to the Surviving Corporation Common Stock as promptly as possible. If, at any time after the Agreement Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Agreement Date are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MANAGEMENT STOCKHOLDER

         As an inducement to the Parent and Merger Sub to enter into this Agreement, the Company and the Sole Stockholder, jointly and severally, represent and warrant to the Parent and Merger Sub that the statements contained in this Article IV are true and correct as of the Agreement Date.

         SECTION 4.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland, and has full corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction listed on Schedule 4.1(a), which are the only jurisdictions where the character of the properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company has heretofore furnished to Merger Sub complete and correct copies of its certificate of incorporation and bylaws including all amendments thereto. Such certificates of incorporation and bylaws are in full force and effect and no other organizational documents are applicable to or binding upon the Company. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company does not have any other name. The Company does not conduct or operate, and has not heretofore conducted or operated, its business under any name other than "Science & Technology Research, Inc."

         (b) The Company owns, neither directly or indirectly, any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities).

         SECTION 4.2 CAPITALIZATION.

         (a) As of the Agreement Date, 100,000 Shares are authorized, of which 12,000 Shares are issued and outstanding. The Sole Stockholder owns all right, title and interest in and to all the issued and outstanding Shares. All of such issued and outstanding Shares are duly authorized, fully paid and nonassessable and have been validly issued in compliance with all applicable federal and state securities laws. There are no Shares held as treasury stock. Other than as set forth in the first sentence of this Section 4.2(a), no shares of capital stock of the Company have been issued or are outstanding. There are no outstanding options or agreements, arrangements or understandings to issue options with respect to the Company. The Company is not a party to or bound by any Contract to issue or sell any capital stock or any other securities of the Company, nor is there outstanding any other security exercisable or exchangeable for or convertible into any capital stock or any other security of the Company. There are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of shares of capital stock or other equity interests in the Company. On Agreement Date hereof, the Company has delivered to Merger Sub, in writing, a true and complete description of the nature, holder, exercise price and other material terms of each outstanding option of the Company, in each case as of the date hereof. Neither the execution or delivery by the Company or the Sole Stockholder of this Agreement, the performance of each of its obligations hereunder nor the consummation of the Merger Transactions will give rise to or result in (with or without notice, lapse of time or both) any anti-dilution adjustment, acceleration of vesting or other change under or to any option. Neither the Company nor the Sole Stockholder is a party or subject to any agreement or understanding and, to the Knowledge of the Company and the Sole Stockholder, there is no agreement or understanding between or among Persons which relates to the voting of capital stock of the Company, the giving of written consents or the nomination of directors of the Company or with respect to any of its securities. None of the outstanding Shares is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code.

         (b) Except as provided on Schedule 4.2(b), there are no voting trusts, registration rights agreements, shareholder agreements or similar agreements or understandings to which the Company or the Sole Stockholder is a party or is subject with respect to the voting of the capital stock of the Company, the giving of written consents or the nomination of directors of the Company or with respect to the granting of registration rights for the capital stock of the Company.

         (c) Other than as set forth on Schedule 4.2(c), (i) there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or membership interests of, or other equity interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person and (ii) there are no other rights plans affecting the Company.

         (d) The Sole Stockholder owns his Shares free and clear of any Liens, and such Shares are not bound by or subject to any proxy, agreement, voting trust or other restriction regarding the voting thereof.

         SECTION 4.3 SUBSIDIARIES. The Company neither owns nor has owned within the five (5) year period previous to the Agreement Date any shares of capital stock or other securities of, or any other interest in, and the Company neither controls nor has controlled, directly or indirectly, any other corporation, association, joint venture partnership or other business organization or any Person.

         SECTION 4.4 AUTHORIZATION OF MERGER TRANSACTIONS. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the Sole Stockholder has full power, authority, and capacity to do the same. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger Transactions have been duly authorized by the Company's board of directors and no other action, other than Stockholder Approval, is required on the part of the Company or its stockholders in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger Transactions. This Agreement has been duly executed and delivered by the Company and the Sole Stockholder and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and legally binding obligation of the Company and the Sole Stockholder enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally and by general principles of equity. No stockholder of the Company has the right to assert or claim any appraisal or dissenter's rights with respect to the Merger Transactions.

         SECTION 4.5 NONCONTRAVENTION.

         (a) Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger Transactions by the Company or the Sole Stockholder will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the certificate of incorporation or bylaws of the Company, (ii) violate any Law or Order or other restriction of any Governmental Entity or court to which the Company or the Sole Stockholder may be subject, (iii) violate, conflict with or result in the failure to comply with the applicable provisions of ERISA or Sections 401(a) and 501(a) of the Code, or result in any non-exempt "prohibited transaction" under Section 406 of ERISA or
Section 4975 of the Code, or (iv) except as set forth on Schedule 4.5, conflict with, result in a breach of, constitute a default under, result in the acceleration of any right or obligation under, create in any party the right to accelerate, terminate, modify, cancel, require any notice under or result in the creation of a Lien on any of the properties or assets of the Company under, any Contract to which the Company or the Sole Stockholder is a party or by which either of them is bound or to which any properties or assets of the Company is subject.

         (b) The execution and delivery of this Agreement by the Company and the Sole Stockholder does not, and the performance of this Agreement by the Company and the Sole Stockholder and the consummation of the Merger Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing and recordation of appropriate merger or other documents as required by, the MGCL or by relevant authorities of other states in which the Company is qualified to do business.

         SECTION 4.6 FINANCIAL STATEMENTS.

         (a) The Company has delivered to Merger Sub (i) the balance sheets of the Company for the fiscal years ended as of December 31, 2001 and December 31, 2002 and related statements of operations for the fiscal years ended as of such dates, and (ii) the balance sheet and statement of operations of the Company for the period ending July 31, 2003 (collectively. the "Financial Statements").

         (b) The Financial Statements are complete and correct in all material respects and present fairly the financial condition of the Company as of the indicated dates and the results of operations and cash flows of the Company for the indicated periods.

         (c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that, to the Knowledge of the Company and the Sole Stockholder: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to prepare the financial statements in conformity with the accounting principles utilized by the Company on a consistent basis and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability of assets is compared with the existing assets at reasonable intervals and appropriate actions taken with respect to any differences.

         SECTION 4.7 EVENTS SUBSEQUENT TO JULY 31, 2003. Since July 31, 2003, there has not occurred any event, occurrence or development that caused or could reasonably be expected to cause a Material Adverse Effect.

         SECTION 4.8 NO UNDISCLOSED LIABILITIES. Except (a) for Liabilities incurred in connection with the Merger Transactions pursuant to the provisions of this Agreement, (b) Liabilities incurred in the ordinary course of business of the Company consistent with past practice and (c) as and to the extent disclosed in the Financial Statements or as set forth on Schedule 4.8, since July 31, 2003, the Company has not incurred any Liabilities of any nature which could reasonably be expected to be required to be reflected in or reserved against on a balance sheet.

         SECTION 4.9 BROKERS' FEES. Except as disclosed in Schedule 4.9, no agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made or alleged to have been made by the Company or the Sole Stockholder, or any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or the Sole Stockholder.

         SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Except as disclosed on
Schedule 4.10, since July 31, 2003, the Company has conducted the Business in the ordinary course consistent with past practice and there has not been:

         (a) any amendment or other modification of the certificate of incorporation or bylaws of the Company.

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

         (c) any amendment or other modification of any material term of any outstanding equity security of the Company,

         (d) (i) any incurrence or assumption by the Company of any Indebtedness except for the utilization of the existing working capital lines made in the ordinary course of business, or (ii) any loan made by the Company to any Person other than in the ordinary course of business in amounts and on terms consistent with past practice,

         (e) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or assets of the Company which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

         (f) any revaluation in any material respect of any significant portion of the assets of the Company, including, without limitation, the write-off of notes or accounts receivable in any material amount;

         (g) any material change in any method of accounting or accounting practice by the Company thereof;

         (h) any (i) grant of, or agreement to grant under certain circumstances, any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, except for increases in the ordinary course of business pursuant to and under the Company's existing Benefit Plans or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company, except for increases made, including bonuses granted, in the ordinary course of business consistent with past practice;

         (i) any cancellation, modification, termination or grant of a waiver of any provision of any Permit or Contract to which the Company is a party, or any written or oral notification to the Company that any party to any such arrangement intends to cancel or not renew such arrangement beyond its expiration date as in effect on the date hereof, which cancellation, modification, termination or grant of waiver, individually or in the aggregate with others, could reasonably be expected to have a Material Adverse Effect,

         (j) any failure to pay or satisfy when due any material obligation of the Company,

         (k) any material change in any Tax practice, the making of any election with respect to Taxes or the settling or compromising of any Tax Liability of the Company;

         (l) any acquisition or disposition of any business or any material asset or property from or to any Person (whether by merger, consolidation or otherwise) by the Company,

         (m) any incurrence of any Lien on any material assets and properties of the Company,

         (n) any sale, assignment or transfer of any trademarks, tradenames, logos, copyrights, formulae or other intangible assets;

         (o) any termination or waiver of any rights of material value to the Business;

         (p) any change in accounting methods, practices or principles;

         (q) the entering into any agreement or commitment to do any of the foregoing; or

         (r) any amendments to the Benefit Plans or changes in the manner in which the Benefit Plans have been operated and administered, or any transactions involving the Benefit Plans, except as amended in the ordinary course of business or as contemplated by Section 6.12(b) hereof.

         SECTION 4.11 LITIGATION. Except as set forth on Schedule 4.11, there is no pending or, to the Knowledge of the Company and the Sole Stockholder, threatened Action against or affecting the Company or any of its respective properties or assets before any Governmental Entity (a) in which the amount sought from the Company, individually or in the aggregate with other such Actions exceeds $25,000, (b) which, individually or in the aggregate with other such Actions, could reasonably be expected to have a Material Adverse Effect, or
(c) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger Transactions. Neither the Company, nor any of its assets or properties is subject to any Order restraining, enjoining or otherwise prohibiting or making illegal this Agreement or the Merger Transactions. As of the date hereof, no officer or director of the Company is a defendant in any Action commenced by any stockholder of the Company with respect to the performance of his or her duties as an officer or a director of the Company under any applicable Law.

         SECTION 4.12 TAXES.

         (a) The Company has duly and timely filed all Tax Returns required to be filed by it and each such Tax Return is complete and correct in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. All monies required to be withheld by the Company from employees, independent contractors, creditors or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate Tax authority or (if not yet due for payment) set aside in accounts for such purposes. The provision specifically made for current Taxes (as opposed to any reserve for deferred Taxes) on the Financial Statements under the heading "Taxes" for the year ended December 31, 2002 is sufficient for the payment of all accrued and unpaid Taxes not yet due and payable as of such date and, adjusted for the passage of time and transactions in the ordinary course of business consistent with past practice, will be sufficient for the payment of all accrued and unpaid Taxes not yet due and payable as of the Agreement Date.
Schedule 4.12 sets forth the amount of the net operating loss carryforwards of the Company available for federal and state income tax purposes, and any restrictions on the use thereon, as of December 31, 2002.

         (b) There are no pending or, to the Knowledge of the Company and the Sole Stockholder, threatened audits, examinations, investigations or other proceedings in respect of Taxes relating to the Company. No Tax authority has asserted or is now asserting, or threatening to assert against the Company any deficiency or claim for Taxes, and there is no reasonable basis for any such assertion of which the Company is or reasonably should be aware. There are no Liens for Taxes upon the assets of the Company. Schedule 4.12 lists all Tax Returns filed by the Company for all taxable periods ending on or after December

31, 2000, indicates those Tax Returns, if any, that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Merger Sub complete and correct copies of all Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company since December 31, 2000. No claim or inquiry has ever been made by any jurisdiction in which any of the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no proposed reassessments of any property owned by the Company or other proposals that could increase the amount of any Tax to which the Company would be subject. The Company is not a party to any agreement extending, or having the effect of extending, the time within which to file any Tax Return or the period of assessment or collection of any Taxes.

         (c) The Company (i) is not a party to or is bound by any obligations under any tax sharing, tax indemnity or similar agreement or arrangement, (ii) has not made and is not subject to any election under Section 341(f) of the Code, (iii) has not agreed to and is not required to make, and reasonably expects that it will not have to make, any material adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method or otherwise, (iv) has not made or is not subject to an election under Section 475 of the Code (or any similar provision of state, local or foreign law), has not entered into any agreement or arrangement (including this Agreement) that could result separately or in the aggregate in the payment of any "parachute payments" within the meaning of
Section 280G of the Code, (vi) is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes, (vii) has not been a member of any affiliated, consolidated, combined, unitary or similar group for any Tax purpose, or (viii) has no liability for Taxes of any Person other than the Company by reason of Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.

         (d) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c) of the Code.

         (e) The Company has not issued or assumed (i) any obligations described in Section 279(b) of the Code, (ii) any applicable high yield discount obligations, as defined in Section 1633(i) of the Code, or (iii) any registration-required obligations, within the meaning of Section 163(f)(2) of the Code, that are not in registered form.

         (f) The Company has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code or applicable predecessor provisions) on its federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code (or applicable predecessor provisions).

         (g) No Tax authority has proposed Tax adjustments with respect to the Company directly or indirectly in respect of an intercompany transaction or arrangement, including, without limitation (i) any Tax arising from an adjustment in respect of such transaction or arrangement under Section 482 of the Code or any similar provision of state, local or foreign law and (ii) any Tax arising from a failure to fully comply with applicable documentation, record keeping and filing requirements in respect of such transaction or arrangement.

         (h) The Company has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

         SECTION 4.13 COMPLIANCE WITH LAW. Except as set forth on Schedule 4.13, to the Knowledge of the Company and the Sole Stockholder, the Company is not in violation of, has not violated and is not under investigation with respect to any possible violation of, and has not been threatened to be charged with any violation of, any applicable Order or Law.

         SECTION 4.14 TAKEOVER STATUTES NOT APPLICABLE. No "fair price," "moratorium," "control share," "interested stockholder" or other similar anti-takeover Law is applicable to the execution, delivery and performance of this Agreement or the consummation of any of the Merger Transactions.

         SECTION 4.15 PERMIT. Except as set forth on Schedule 4.15, (a) each Permit held by the Company is valid and in full force and effect, (b) the Company is not in default thereunder, and no condition exists that with notice or lapse of time or both would constitute a default under, any such Permit, (c) the Company has not received any written notice of violation in respect of any such Permit and no proceeding is threatened to revoke or limit any such Permit, and (d) no such Permit will be suspended, terminated, impaired, adversely modified or become terminable. in whole or in part, as a result of the Merger Transactions. The Company has all Permits necessary to conduct the Business as currently conducted and as proposed to be conducted.

         SECTION 4.16 CONTRACT.

         (a) Schedule 4.16 sets forth a list of all material Contracts to which the Company is a party or by or to which it assets are bound or subject, including without limitation:

                  (i) Contracts relating to or evidencing any Indebtedness of the Company;

                  (ii) Contracts with current or former officer or director of the Company;

                  (iii) all contracts relating to company branding of websites and syndication of Content to drive traffic to Company Websites;

                  (iv) joint venture agreements involving the Company;

                  (v) any Contract providing for payments to or from the Company of $15,000 or more per year, other than purchase orders entered into in the ordinary course of business consistent with past practice;

                  (vi) any license agreement, distribution agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company;

                  (vii) any Contract that limits the freedom of the Company to compete in any line of business or with any Person or in any geographical area or which could so limit the freedom of the Company so to compete after the Agreement Date;

                  (viii) any Tax sharing agreement or other arrangement;

                  (ix) any Contract which permits the other party(ies) thereto to terminate such Contract upon a change of control of the Company or which requires the Company to give the other party(ies) notice of a change of control of the Company;

                  (x) any stockholders', investors' or similar agreement, with past practice;

                  (xi) any Contract relating to the disposition or acquisition of any assets or properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice; and

                  (xii) any other Contract not made in the ordinary course of business consistent with past practice.

         The Company has heretofore made available to Merger Sub true and complete copies of each of the Contracts set forth on Schedule 4.16, including all amendments, waivers and modifications thereto.

         (b) All Contracts disclosed on Schedule 4.16 are valid and binding Contracts of the Company, are in full force and effect in accordance with their respective terms (except for those that have terminated or will terminate by their own terms), and except as set forth on Schedule 4.16(b), neither the Company, nor, to the Knowledge of the Company and the Sole Stockholder, any other party thereto, is (or with notice or lapse of time, or both, would be) in violation or breach of, or in default under, the terms of any such Contract in any material respect. The Company, to the Knowledge of the Company and the Sole Stockholder, is not in breach of any confidentiality or non-disclosure obligations under any Contract and will not be in breach of any confidentiality or non-disclosure agreement pursuant to any Contract as a result of entering into this Agreement or consummating the transactions contemplated by this Agreement.

         SECTION 4.17 INTELLECTUAL PROPERTY.

         (a) RIGHT TO DOMAIN NAME AND CONTENT.

                  (i) Schedule 4.17(a)(i) sets forth a complete list of all domain names registered by the Company with any administrative bodies (the "Company Domain Names"). The Company, has duly registered with Network Solutions or other ICANN accredited registrar all of the Company Domain Names, and is the sole and exclusive owner of and possesses all rights necessary to use such Company Domain Names. All such Company Domain Name registrations are set forth on Schedule 4.17(a)(i) attached hereto and are current, active and fully paid. Listed on Schedule 4.17(a)(i) is the expiration date of each such Company Domain Name registration. Except as disclosed in Schedule 4.17(a)(i), the Company has the sole and exclusive right to operate Company Websites and to reproduce, use, perform, operate, market, develop, sell, license, display, distribute, publish, transmit and create derivative works of all information, Content, Software and other materials available at Company Websites.

                  (ii) To the Knowledge of the Company and the Sole Stockholder, the websites associated with the domain names listed in Schedule 4.17(a)(i) and the information, Content or other materials available at such websites does not infringe upon, violate or constitute a misappropriation of any Intellectual Property or other right of any other Person or of any applicable Law. No other person has any interest in, or right or claim to, such websites or any part thereof.

         (b) RIGHT AND TITLE TO COMPANY SOFTWARE, PERFORMANCE.

                  (i) The software of the Company consists of the Software listed on Schedule 4.17(b) (the "Company Software"), which constitutes all Software used by the Company or Company Websites, other than Third Party Rights. Without limiting any other provisions of this Agreement, the Company has sole and exclusive right to develop, perform, use, create derivative works of, operate, reproduce, market, sell, license, display, distribute, publish and transmit Company Software and Company Websites and, to the Knowledge of the Company and the Sole Stockholder, the operation of Company Software and Company Websites does not infringe upon, violate or constitute a misappropriation of any copyrights, patents, trademarks, trade secrets or any other intellectual property or other right of any other Person or of any applicable Law. The Company has all right, title and interest to Company Software and Company Websites and no other Person has any interest in, or right or claim to, Company Software or Company Websites or any part thereof. Upon the Closing, the Surviving Corporation and each of its Subsidiaries will have sole and exclusive right, title and interest in Company Software and Company Websites, such that the Parent shall thereafter have sole and exclusive rights to perform, reproduce, create derivative works of, develop, use, operate, market, sell, license, display, publish, transmit and distribute Company Software and Company Websites, free of all encumbrances or claims of infringement of the rights of any Person. To the Knowledge of the Company and the Sole Stockholder, Company Software is capable of operating Company Websites, servers and related equipment at the levels of operational performance and capability currently realized by the Company.

                  (ii) With regard to the Third Party Rights, the Company has all necessary rights and licenses to use such Software and rights as they are currently used by the Company, and except as otherwise disclosed herein and other than generally commercially available software that costs less than $5,000 in the aggregate, have all necessary rights to transfer such rights and licenses to Surviving Corporation hereunder for use on Company Websites and on Surviving Corporation's websites, subject to any restrictions explicitly noted herein which limit the use of any of Company Software to specified machines at specified locations.

         (c) WEBSITE CONTENT. Schedule 4.17 sets forth a comprehensive list of third party Content included on Company Websites, and the sources of such Content including the party providing the Content and any license or other agreement relating to the use by the Company of such Content. Upon the Closing, the Surviving Corporation and its Subsidiaries will have all rights that the Company now holds to use such Content. Furthermore, the Company currently has all necessary rights and licenses to continue the business of the Company as it has been conducted since formation on substantially the same terms. Upon the Closing, the Surviving Corporation and its Subsidiaries will own all such rights so that Surviving Corporation can continue the business of the Company as now conducted.

         (d) INTELLECTUAL PROPERTY RIGHTS. Schedule 4.17(d) identifies each material item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Merger Sub correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Schedule 4.17(d):

                  (i) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (ii) No party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) No party to the license, sublicense, agreement, or permission has repudiated any material provision thereof; and

                  (iv) The Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         SECTION 4.18 BOARD RECOMMENDATION. The Board, at a meeting duly called and held, unanimously (a) determined that this Agreement and the Merger Transactions are fair to, and in the best interests of, the Company Stockholders, (b) approved this Agreement and the Merger Transactions, and (c) resolved to recommend approval and adoption of this Agreement and the Merger Transactions by the Company Stockholders.

         SECTION 4.19 REQUIRED COMPANY VOTE. The affirmative vote of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement and the Merger Transactions.

         SECTION 4.20 ERISA. All Benefit Plans are listed on Schedule 4.20, and copies of all documentation relating to such Benefit Plans have been delivered to Merger Sub (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions. trust agreements (or other funding arrangements), the three most recent annual returns. employee communications, the most recently prepared financial statements, all contracts and agreements relating to such Benefit Plans (including, without limitation, service provider agreements. investment management agreements, and record keeping agreements), and IRS determination letters). Except as disclosed on
 Schedule 4.20:

         (a) each Benefit Plan has at all times been maintained and administered in all respects in accordance with its terms and with the requirements of all applicable law, including, without limitation. ERISA and the Code, and each Benefit Plan intended to qualify under Section 401(a) of the Code has at all times so qualified and has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code (and nothing has occurred since the date of such determination which would adversely affect the ability of the Company to rely upon such determination);

         (b) no Benefit Plan (1) is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, (ii) is described in Section 401(a)(1) of ERISA or
(iii) provides post-retirement health or death benefit coverage (other than as required under Part 6 of Subtitle B of Title I of ERISA),

         (c) no direct, contingent or secondary Liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA or under Chapter 43 of the Code or Section 502(i) or 502(l) of ERISA with respect to any Benefit Plan.

         (d) no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any of the Merger Transactions or by reason of the Merger Transactions coupled with subsequent events (e.g. termination of employment);

         (e) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto); and

         (f) no Action (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the Knowledge of the Company and the Sole Stockholder, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such Action.

         SECTION 4.21 LABOR AND EMPLOYMENT MATTERS.

         (a) Except as set forth on Schedule 4.21: (i) no employee of the Company is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, the Company does not have any obligation under any collective bargaining agreement or other Contract with any labor union or any obligation to recognize or deal with any labor union, and there is no such Contract pertaining to or which determines the terms or conditions of employment of any employee of the Company, (ii) there are, to the Knowledge of the Company and the Sole Stockholder, no pending or threatened representation campaigns, elections or proceedings, (iii) to the Knowledge of the Company and the Sole Stockholder, there is not any strike, slowdown or work stoppage of any kind affecting the Company , or threat thereof, and no such activity has occurred since December 31, 2002, and (iv) the Company, to the Knowledge of the Company and the Sole Stockholder, has not engaged in, admitted committing or been held to have committed any unfair labor practice.

         (b) Schedule 4.21 sets forth all Contracts under which the Company has any obligation to provide compensation or remuneration of any kind (other than obligations to make current wage or salary payments that are terminable at without notice) to or on behalf of any employee or consultant.

         (c) Except as set forth on Schedule 4.21, the Company has at all times complied in all material respects with, and is in material compliance with, to the Knowledge of the Company and the Sole Stockholder, all applicable Laws respecting employment, wages, hours, compensation, benefits and payment and withholding of Taxes in connection with employment.

         (d) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company and the Sole Stockholder, the Company has at all times complied with all applicable Laws respecting occupational health and safety, whether now existing or subsequently amended or enacted, including the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time.

         SECTION 4.22 REAL ESTATE.

         (a) Schedule 4.22 sets forth and briefly describes all real property leased by the Company. The Company does not own any real property.

         (b) The Company has provided Merger Sub with a true and complete copy of each Lease with respect to the real property set forth in Schedule 4.22, including any amendments thereto and renewal letters in respect thereof. The Company has with respect to each such parcel of leased real property a valid and subsisting leasehold estate in and the right to quiet enjoyment of such real property for the full term of the lease thereof. Each such Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto. The Company is in compliance with all of the terms of each Lease to which it is a party, and there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe any brokerage commissions or finders fees with respect to any such leased space.

         (c) Except as set forth on Schedule 4.22, the Company has not assigned, pledged, otherwise transferred or sublet (as sublessor) the premises demised by any Lease with respect to the real property set forth in Schedule 4.22). The Company is in possession of the premises demised by such Leases. Except as set forth on Schedule 4.22, no tenant or landlord under any such Lease has exercised any option or right to (i) cancel or terminate such Lease or shorten the term thereof, (ii) lease additional premises or (iii) reduce or relocate the premises demised by such Lease. All brokerage commissions payable by the Company thereof with respect to any Lease have been fully paid.

         SECTION 4.23 ENVIRONMENTAL MATTERS.

         (a) The Company holds all Permits required under applicable Environmental Laws and is in compliance with all terms, conditions and provisions of all such Permits and all applicable Environmental Laws.

         (b) No Releases of Hazardous Materials have occurred at, from, in, to, on or under any property currently or formerly owned, operated or leased by the Company and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any Liability to the Company.

         (c) Neither the Company nor any predecessor of the Company has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-Site location that could result in any Liability to the Company.

         SECTION 4.24 BOOKS AND RECORDS. The books of account, minute books, stock record books and other similar records of the Company have been made available to Merger Sub prior to the execution of this Agreement, are complete and correct in all material respects.

         SECTION 4.25 TANGIBLE PERSONAL PROPERTY.

         (a) Except as set forth on Schedule 4.25, the Company has good and marketable title to, or holds valid leasehold interests in, all of its material personal properties and assets. All such material personal properties and assets are free and clear of all Liens, other than Liens (i) set forth on Schedule 4.25 and (ii) that, individually or in the aggregate do not materially interfere with the ability of the Company to conduct the Business and do not adversely affect the value or use in the Business of, or the ability to sell in any material respect, such personal properties and assets.

         (b) The material personal properties and assets of the Company taken as a whole are in good repair and operating condition, ordinary wear and tear excepted, and are sufficient for the conduct of the Business.

         SECTION 4.26 INSURANCE. Schedule 4.26 contains a true and complete list of all insurance policies currently in effect that insure the Business or the employees or directors of the Company or relate to the ownership, use or operation of any of the assets and properties of the Company. Such insurance policies are maintained with responsible and reputable insurance companies or associations and provide insurance to the Company in such amounts, on such terms, with such deductibles and covering such risks, as is customarily carried by reasonably prudent Persons conducting businesses or owning assets similar to those of the Company. The insurance coverage provided by the policies described on Schedule 4.26 will not terminate or lapse by reason of the Merger Transactions. Each policy listed on Schedule 4.26 is in full force and effect, all premiums due thereunder have been paid when due and the Company has not received any notice of cancellation or termination in respect of any such policy and is not in default under any such policy. The insurance policies listed on
Schedule 4.26 are in amounts and have coverages as required by any Contract set forth on Schedule 4.16. The Company has not received any notice that any insurer under any insurance policy listed on Schedule 4.26 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Company has not assigned, pledged or transferred any of its rights under any such insurance policy. Except as otherwise set forth on Schedule 4.26: (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies and, to the Knowledge of the Company and the Sole Stockholder, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions against or relating to the Company of and that is not covered by any of such policies, and (b) except as set forth on Schedule 4.26, there are no performance bonds outstanding with respect to the Company

         SECTION 4.27 DISCLOSURE. All material facts regarding the Business of the Company have been disclosed to Merger Sub in or in connection with this Agreement. No representation or warranty on the part of the Company contained in this Agreement, and no statement contained in any of the Schedules or in any certificate, list or other writing furnished to Merger Sub pursuant to any provisions of this Agreement, including pursuant to Article VII hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All material facts about the Businesses of the Company have been disclosed to Parent and Merger Sub in or in connection with this Agreement. All of the written information, except for projections, forecasts or non-legal opinions disclosed or provided to Parent and Merger Sub or their attorneys, accountants, consultants, advisers or representatives in connection with its due diligence investigation of the Company was true and accurate when prepared, in all material respects. To the extent any projections concerning the Businesses of the Company were included in the information provided by the Company to the Parent and Merger Sub or their attorneys, accountants, consultants, advisers or representatives, such projections were prepared in good faith on the basis of assumptions that optimized the Business. Notwithstanding the foregoing, the parties hereto recognize and agree that the projections are subject to uncertainties and contingencies, and therefore, there can be no assurance that the projections will be realized in any period, and actual results may differ from the projections.

         SECTION 4.28 SEVERANCE PAYMENT. Neither the execution nor delivery of this Agreement nor consummation of the Merger Transactions, either alone or in combination with any other events, will entitle any employee of the Company to receive any separation, severance or similar compensation or benefits or any other payments.

         SECTION 4.29 NO OTHER OBLIGATIONS. Except as otherwise provided in this Agreement, neither the Company nor the Sole Stockholder has any legal or contractual obligation, absolute or contingent, to sell or otherwise dispose of all or any part of the assets of the Company (other than in the ordinary course of business), or any equity interest in the Company, or to effect any merger, consolidation or reorganization of the Company or to enter into any agreement with respect thereto.

         SECTION 4.30 DISCLOSURE OF ALL MATERIAL MATTERS. No statement of fact set forth in this Agreement (including without limitation all information in the Financial Statements and other Schedules, Exhibits and Attachments hereto, taken as a whole) or otherwise provided by the Sole Stockholder or the Company to Parent or Merger Sub is false or misleading in any material respect.

                                   ARTICLE V.A
                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

         As an inducement to the Company to enter into this Agreement, Merger Sub represents and warrants to the Company that the statements contained in this Article V.A are true and correct as of the date hereof and will be true and correct as of the Agreement Date (as though made then and as thought the Agreement Date were substituted for the date hereof throughout such Sections).

         SECTION 5.1 ORGANIZATION. Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Maryland. Merger Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified will not have a Material Adverse Effect. Merger Sub has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Merger Sub was formed solely for the purpose of engaging in the Merger Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Merger Sub has not engaged nor, prior to the Agreement Date, will it engage in any business activities other than the business activities contemplated hereby. Merger Sub has conducted and, prior to the Agreement Date, will conduct its operations only as contemplated hereby. Merger Sub has no Subsidiaries and, during the period commencing with the date hereof and ending at the Agreement Date, Merger Sub will have no Subsidiaries.

         SECTION 5.2 AUTHORIZATION OF THE MERGER TRANSACTIONS. Merger Sub has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Merger Sub of this Agreement and the consummation of the Merger Transactions have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the valid and legally binding obligation of Merger Sub enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditor's rights generally and by general principles of equity.

         SECTION 5.3 NONCONTRAVENTION.

         (a) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger Transactions will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the certificate of incorporation or bylaws of Merger Sub or (ii) violate any Law or Order or other restriction of any Governmental Entity or court to which Merger Sub may be subject.

         (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub and the consummation of the Merger Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing and recordation of appropriate merger or other documents as required by the MGCL, and by relevant authorities of any other states in which Merger Sub is qualified to do business.

         SECTION 5.4 BROKERS' FEES. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by Merger Sub.

                                   ARTICLE V.B
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

         As an inducement to the Company to enter into this Agreement, the Parent represents and warrants to the Company that the statements contained in this Article V.B are true and correct as of the date hereof and will be true and correct as of the Agreement Date (as though made then and as though the Agreement Date were substituted for the date hereof throughout such Sections).

         SECTION 5.5 ORGANIZATION. The Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Florida. The Parent is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified will not have a Material Adverse Effect. The Parent has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         SECTION 5.6 AUTHORIZATION OF THE MERGER TRANSACTIONS. The Parent has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Parent of this Agreement and the consummation of the Merger Transactions have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Parent and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the valid and legally binding obligation of the Parent enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditor's rights generally and by general principles of equity.

         SECTION 5.7 NONCONTRAVENTION/LITIGATION.

         (a) Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger Transactions will, with or without the giving of notice or the lapse of time or both, (1) violate any provision of the certificate of incorporation or bylaws of the Parent or (11) violate any Law or Order or other restriction of any Governmental Entity or court to which the Parent may be subject.

         (b) The execution and delivery of this Agreement by the Parent does not, and the performance of this Agreement by the Parent and the consummation of the Merger Transactions will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing and recordation of appropriate merger or other documents as required by the MGCL and by relevant authorities of any other states in which the Parent is qualified to do business.

         (c) There is no pending or, to the Knowledge of the Parent, threatened Action against or affecting the Parent before any Governmental Entity that, individually or in the aggregate with other such Actions, could reasonably be expected to have a Material Adverse Effect, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger Transactions. The Parent is not subject to any Order restraining, enjoining or otherwise prohibiting or making illegal this Agreement or the Merger Transactions.

         SECTION 5.8 FINANCIAL CAPACITY/FULL DISCLOSURE.

         (a) Parent reasonably believes that it has the requisite financial resources and capacity to undertake and fulfill its obligations under this Agreement and the agreements ancillary hereto, including without limitation, the Consulting Agreement and the Guarnaty.

         (b) All material facts regarding the Parent and its financial condition reasonably necessary for the Sole Stockholder to have material knowledge to determine whether to enter into the Agreement have been disclosed to the Sole Stockholder or the Company. None of such disclosures or representations on the part of the Parent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the disclosures or representations, in light of the circumstances under which they were made, not misleading.

         SECTION 5.9 BROKERS' FEES. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement made by the Parent.

                                   ARTICLE VI
                                    COVENANTS

         The parties hereto hereby covenant and agree that, with respect to any covenant or agreement which by its terms is to be performed in whole or in part after the Closing, for the period specified herein, each party hereto shall comply with all the covenants and provisions of Article VI that are applicable to such party.

         SECTION 6.1 TRANSFER RESTRICTIONS.

         (a) In the event of an underwritten public offering of Parent Common Stock in which Stockholders are permitted to sell shares of Parent Common Stock, if any of the Stockholders (i) is an executive officer or director of Parent and
(ii) is required by Parent and an underwriter of Parent Common Stock or other securities of Parent to be sold by Parent as being necessary in the underwriter's opinion to effect an orderly distribution of the securities being registered, such affected Stockholder (and any permitted transferee) will not sell, or otherwise transfer, or dispose of, any shares held by him or her for seven days prior and for a period of up to 180 days following the effective date of a registration statement filed by Parent under the Securities Act covering the offer and sale of Parent Common Stock or such other securities by Parent.

         (b) Parent may impose stop transfer instructions with respect to shares of Parent Common Stock subject to the foregoing restriction until the end of the lock-up period.

         SECTION 6.2 PIGGY-BACK REGISTRATION RIGHTS.

         (a) If (but without any obligation to do so) the Parent proposes to register (including for this purpose a registration effected by the Parent for shareholders other than the Sole Stockholder) any of its stock or other securities under the Securities Act in connection with the public offering of such securities on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Parent pursuant to any employee benefit plan, respectively) (a "Piggy-Back Registration"), it will promptly (and in any case at least 20 days before the initial filing with the SEC of such piggy-back registration statement (the "Piggy-Back Registration Statement")) give written notice to the Sole Stockholder, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Parent. The notice shall offer to include in such filing the aggregate number of shares of registrable securities as the Sole Stockholder may request. If the Sole Stockholder desires to have its registrable securities registered under this Section 6.2, the Sole Stockholder shall advise the Parent in writing within 20 days after the date of receipt of such offer from the Parent, setting forth the amount of such registrable securities for which registration is requested. The Parent shall thereupon include in such filing the number or amount of registrable securities for which registration is so requested, subject to provisions of Section 6.2(c) below, and shall use its reasonable best efforts to effect registration of such registrable securities under the Securities Act.

         (b) The Parent shall have the right to terminate or withdraw any Piggy-Back Registration initiated by it under this Section 6.2 prior to the effectiveness of such Piggy-Back Registration whether or not the Sole Stockholder has elected to include securities in such Piggy-Back Registration. The expenses of such withdrawn registration shall be borne by the Parent.

         (c) If the Piggy-Back Registration relates to an underwritten public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the number of securities requested to be included (including Sole Stockholder's registrable securities) in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the marketability of such securities or otherwise having a material adverse effect on the pricing thereof, then, in the event that the Parent initiated the Piggy-Back Registration, the Parent shall include in such Piggy-Back Registration first, the securities the Parent proposes to register and second, the securities of all other selling security holders, including the Sole Stockholder, to be included in such Piggy-Back Registration in an amount which together with the securities the Parent proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of the Parent held by each such selling security holder).

         SECTION 6.3 NOTICES AND CONSENTS. The Company will give any notices to any Person (other than any Governmental Entity) in connection with the Merger Transactions that Merger Sub reasonably may request.

         SECTION 6.4 NOTICE OF DEVELOPMENTS. Each party hereto will give prompt written notice to the other party hereto of any event that could reasonably be expected to cause a breach of any of its own representations, warranties, covenants or other agreements contained herein. No disclosure by any party pursuant to this Section 6.3 shall be deemed to amend or supplement any Schedule, or to prevent or cure any misrepresentation, breach of warranty or breach of covenant or other agreement.

                                   ARTICLE VII
                             [Intentionally Deleted]

                                  ARTICLE VIII
                             [Intentionally Deleted]

                                   ARTICLE IX
                                 INDEMNIFICATION

         SECTION 9.1 INDEMNIFICATION OBLIGATIONS. The Company, on the one hand, or Merger Sub, the Surviving Corporation and Parent jointly or severally, on the other hand, shall indemnify (subject to the limitations set forth in Section 9.3) Merger Sub, the Surviving Corporation and the Parent and their respective Representatives and Affiliates (the "Parent Indemnified Parties") or the Company and its respective Representatives and Affiliates (the "Company Indemnified Parties), as the case may be, in respect of, and hold each harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to
(i) any misrepresentation or breach of representation or warranty on the part of any party contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of any party contained in this Agreement and (iii) solely with respect to the Company, any Taxes imposed upon or relating to the Company or the Business with respect to any Tax period or portion thereof that ends on or before the Agreement Date.

         SECTION 9.2 METHOD OF ASSERTING CLAIMS. Claims for indemnification by an Indemnified Party under Section 9.1 will be asserted and resolved as follows:

         (a) THIRD PARTY CLAIMS. In the event that any claim or demand in respect of which an Indemnified Party might seek indemnification under Section
9.1 is asserted against or sought to be collected from such Indemnified Party by a Person other than another Indemnified Party acting pursuant to this Article IX (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend is actually prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party accepts or disputes its liability to the Indemnified Party under Section 9.1 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  (i) DEFENSE BY INDEMNIFYING PARTY. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.2, then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted or defended by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in its sole discretion in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 9.1). Subject to the immediately preceding sentence, the Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof, provided, however, that the Indemnified Party may, at the cost and expense of the Indemnifying Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 9.2(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. If requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. Notwithstanding anything else contained in this Section 9.2(a)(i), the Surviving Corporation shall defend and control, pursuant to Section 9.2(a)(ii), any Third Party Claim that relates to Taxes for which it may be the Indemnified Party.

                  (ii) DEFENSE BY INDEMNIFIED PARTY. If (x) the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim, or if the Indemnifying Party gives such notice but any time thereafter fails to prosecute or defend vigorously and diligently or settle the Third Party Claim or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, or (y) such Third Party Claim relates to Taxes and the Surviving Corporation may be the Indemnified Party, then, in any such case, the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party (including internal costs and expenses of the Surviving Corporation, as Indemnified Party), the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof, provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this Section 9.2, if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in all respects in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 9.2 or of the Indemnifying Party's participation therein at the Indemnified Party's request. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 9.2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                  (iii) ACCEPTANCE BY INDEMNIFYING PARTY. If the Indemnifying Party notifies the Indemnified Party that it accepts its indemnification liability to the Indemnified Party with respect to the Third Party Claim under
Section 9.1 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss identified in the Claim Notice, as finally determined, will be conclusively deemed a liability of the Indemnifying Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party timely disputes its liability with respect to such Third Party Claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations with the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (b) NON-THIRD PARTY CLAIM. In the event any Indemnified Party should have a claim under Section 9.1 against any Indemnifying Party that does not Involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure or delay by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure or delay. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss indemnified in the Indemnity Notice will be conclusively deemed a liability of the Indemnified Party under Section 9.1 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute and. if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         SECTION 9.3 FURTHER ITEMS RELATING TO INDEMNIFICATION. Notwithstanding the foregoing, the right of any Indemnified Party to indemnification under this
Article IX shall be subject to the following terms:

         (a) The aggregate liability of Merger Sub and the Parent for all claims for indemnification under this Article IX shall not exceed $6,500,000.00.

          (b) The aggregate liability of the Company or the Company Stockholders for all claims for indemnification under this Article IX shall not exceed $1,500,000 in cash (to the extent of actual cash payments made as Merger Consideration) and the value of the Shares of Parent Common Stock received as Merger Consideration (payable solely through the transfer of such Shares).

         (c) Notwithstanding any other provision of this Article to the contrary, no party hereto shall be required to indemnify, defend or hold harmless any Person unless, until and only to the extent that such Person's Losses exceed $50,000.00, except for Losses relating to Taxes.

         (d) Any indemnity payment made under this Agreement following the Effective Date shall be treated by the parties hereto as a purchase price adjustment, and the parties agree to report such payments consistent therewith.

         SECTION 9.4 RIGHT TO OFFSET. The Parent, the Surviving Corporation and Merger Sub shall have the right to offset any damages suffered by any Parent Indemnified Person as a result of any of the matters described in clauses (i),
(ii) and (iii) of Section 9.1(a) against (i) any amount outstanding under the Note, or (ii) any payment under the Note due or to become due to the Sole Stockholder, to the full extent that the Parent, the Surviving Corporation and Merger Sub would be entitled to indemnification pursuant to this Article IX.

         SECTION 9.5 INDEMNIFICATION ADJUSTMENTS. If as a direct result of the facts giving rise to the right of indemnification under this Article IX there is a Tax benefit (applied on a last-used basis after consideration of all other deductions, credits, carryovers or carrybacks) and as a direct result of such Tax benefit there is an actual decrease of $ 10,000 or more in the overall Taxes paid by an Indemnified Party or an actual increase of $10,000 or more in the overall Tax refund received by an Indemnified Party (or any combination of actual decreases in Taxes paid or Increases in Tax refunds received that is, in the aggregate, $10,000 or more) for any period, the Indemnified Party shall promptly pay to the Indemnifying Party (taking into account other payments made by the Indemnified Party to the Indemnifying Party with respect to such Tax benefit for prior periods) the lesser of (i) the amount that will leave the Indemnified Party in the same after-Tax position (taking into account, with respect to Taxes, only actual Taxes paid and actual Tax refunds received) as if such Tax benefit had not been realized and (ii) the amount of the indemnification payment received by the Indemnified Party as a result of such facts. If such Tax benefit is subsequently disallowed in whole or part by any relevant taxing authority, the Indemnifying Party shall promptly pay to the Indemnified Party, following notice of such disallowance, an amount equal to the lesser of (i) the amount that will leave the Indemnified Party in the same after-Tax position (taking into account, with respect to Taxes, only actual Taxes paid and actual Tax refunds received, after giving effect to such disallowance) as if such Tax benefit, to the extent still realized, had not been realized, and (ii) the amount of payments previously received by the Indemnifying Party from the Indemnified Party with respect to such tax benefit pursuant to this Section 9.5. At the request of the Indemnifying Party, the Indemnified Party will certify as to the amount, if any, of such Tax benefit (or disallowance) for any period. The Indemnifying Party may also request, at its expense, that the Indemnified Party's independent accountants provide a certification that they have reviewed the Indemnified Party's certification and determined it is proper, which certification shall be final and binding on the parties hereto in the absence of manifest error; provided that if such accountants determine that such certification should properly have stated such Tax benefit (or disallowance) to be greater by an amount in excess of 20%, the Indemnified Party shall be responsible for the expenses of such accountants and the Indemnified Party shall take into account such increased Tax benefit in calculating its payment obligation to the Indemnifying Party under this Section.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1 SURVIVAL. Notwithstanding any right of Merger Sub (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement or the waiver of any condition to Closing, each of the parties hereto has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement and any certificate or other document provided hereunder or thereunder will survive the Closing (a) until the one (1) year anniversary of the Agreement Date or (b) until the expiration of the applicable statute of limitations, with respect to any representation, warranty, covenant or agreement relating to Section 4.20 or Taxes and Section 4.11 (litigation), except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause
(a) or (b) above will continue to survive if a Claim Notice or Indemnity (as applicable) shall have been timely given under Article IX on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX, but only with respect to matters described in the Claim Notice or Indemnity Notice.

         SECTION 10.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENT. No party hereto shall issue any press release or make any public announcement relating to this Agreement or the Merger Transactions (including any announcements to employees) without the prior approval of the other party hereto, it being understood that this Section 10.2 shall not apply to any disclosure required by any applicable Law or stock exchange regulation or rule.

         SECTION 10.3 NO THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person entitled to indemnity under
Article IX.

         SECTION 10.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and the Schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter.

         SECTION 10.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

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

         SECTION 10.6 DRAFTING. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 10.7 NOTICE. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties hereto at the following addresses or facsimile numbers:

               If to the Company or Sole Stockholder, to:

               [                                      ]
               [                                      ]

               with a copy to:

               Hodes, Ulman, Pessin & Katz, P.A.
               901 Dulaney Valley Road, Suite 400
               Towson, Maryland 21204
               Facsimile: (410) 938-8378
               Attention: Bruce H. Jurist, Esq.

               If to the Parent or Merger Sub, to:

               Markland Technologies, Inc.
               54 Danbury Road, Suite 207
               Ridgefield, CT   06877
               Facsimile: (203) 431-8301
               Attention: Ken Ducey, CFO/President

               with a copy to:

               Perkins, Smith & Cohen, LLP
               One Beacon Street
               Boston, MA 02108
               Facsimile: (617) 854-4040
               Donald P. Ricklefs, Esq.

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

Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

         SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Maryland.

         SECTION 10.9 DISPUTE RESOLUTION. All disputes and controversies arising under or in connection with this Agreement shall be resolved by arbitration held in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Arbitration Rules") as the Arbitration Rules then exist by one or more arbitrators appointed in accordance with the Arbitration Rules. The arbitration shall take place in Baltimore, Maryland. Any decision or award resulting from the arbitration provided for herein shall be final and binding on the parties hereto. Judgment upon the arbitrator's award may be entered in any court of competent jurisdiction. The award of the arbitrator may include compensatory damages, up to and as characterized in the indemnification limitations set forth in Section 9.3 against any party, but under no circumstances will the arbitrator be authorized to, nor shall he award punitive or multiple damages against any party. In accordance with the Arbitration Rules, any party may seek interim injunctive relief to protect the rights of any party pending the establishment or decision of the arbitral tribunal.

         SECTION 10.10 AMENDMENTS AND WAIVERS. The parties hereto may amend any provision of this Agreement at any time prior to the Agreement Date with the prior approval of their respective Boards of Directors; provided, however, that any amendment effected subsequent to Stockholder Approval will be subject to the restrictions contained in the MGCL. No amendment of any provision of this Agreement shall be valid unless such amendment is in writing and signed by the parties hereto. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless such waiver is in writing and signed by all of the parties hereto.

         SECTION 10.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

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

         SECTION 10.12 EXPENSES. Except as otherwise expressly set forth herein, each of the parties hereto will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Merger Transactions.

         SECTION 10.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 10.14 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy available to them at law or equity.

         SECTION 10.15 TERMINATION OF TAX SHARING AGREEMENTS. Any and all Tax allocation or sharing agreements or other agreements or arrangements relating to Tax matters between the Company and any other Person shall be terminated as of the day before the Agreement Date and, from and after the Agreement Date, the Company shall not be obligated to make any payment to any Person pursuant to any such agreement or arrangement for any past or future period.

         SECTION 10.16 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused a duly authorized officer to execute this Agreement as of the date first above written.

                                            MARKLAND TECHNOLOGIES, INC.

                                            By: /s/ Ken Ducey
                                                --------------------------------
                                                Name:  Ken Ducey
                                                Title: CFO/President

                                            STR ACQUISITION CORP.

                                            By: /s/ Ken Ducey
                                                --------------------------------
                                                Name:  Ken Ducey
                                                Title:  President

                                            SECURITY TECHNOLOGY, INC.

                                            By: /s/ Ken Ducey
                                                --------------------------------
                                                Name:  Ken Ducey
                                                Title:  President

                                            SCIENCE & TECHNOLOGY RESEARCH, INC.

                                            By: /s/ George Yang
                                                --------------------------------
                                                Name: George Yang
                                                Title:  President

                                            /s/ George Yang
                                            --------------------------------
                                            George Yang

INDEX OF EXHIBITS & SCHEDULES

Exhibit 1         Form of Consulting Agreement
Exhibit 2         Form of Employment Agreement
Exhibit 3         Form of Guaranty Agreement
Exhibit 4         Form of Security Agreement
Exhibit 5         Form of Investment Representation Letter
Exhibit 6         Form of Promissory Note

Schedule 1        Directors and Officers of Surviving Corporation

Representations Schedules